Exhibit 107

Calculation of Filing Fee Tables

S-1

PolarityTE, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
					Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457	(o)	-	-	$15,000,000	$110.20 per $1,000,000	$1,653.00
	Equity	Pre-Funded Warrants(3)(4)	Other		-	-	-	$110.20 per $1,000,000	-
	Equity	Common Warrants(4)	Other		-	-	-	$110.20 per $1,000,000	-
	Equity	Underwriter Warrants(4)	Other		-	-	-	$110.20 per $1,000,000	-
	Equity	Common Stock underlying Common Warrants	457	(o)	-	-	$15,000,000	$110.20 per $1,000,000	$1,653.00
	Equity	Common Stock underlying Pre-Funded Warrants	457	(o)	-	-	(3)	$110.20 per $1,000,000	(3)
	Equity	Common Stock underlying Underwriter Warrants	457	(o)	-	-	$1,050,000	$110.20 per $1,000,000	$115.71

					Carry Forward Securities
Carry Forward Securities	-	-	-		-	-	-		-	-	-	-	-

		Total Offering Amounts					$31,050,000		$3,421.71
		Total Fees Previously Paid							-
		Total Fee Offsets							-
		Net Fee Due							$3,421.71

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of the common stock, par value $0.001 per share (the “Common Stock”) of the registrant, as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(3) The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $15,000,000.00.

(4) Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims
Fee Offset Sources

Rule 457(p)

Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date